SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                          -----------------------


                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                              October 18, 1995
                     ---------------------------------
                     (Date of earliest event reported)



                             WITCO CORPORATION
           ------------------------------------------------------
           (Exact name or registrant as specified in its charter)


    Delaware                       1-4654                      13-1870000
----------------               ------------              --------------------
(State or other                 (Commission              (I.R.S. Employer
jurisdiction or                  File Number)             Identification
organization)                                             Number)




          One American Way
       Greenwich, Connecticut                               06831
----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)



                               (203) 552-2000
            ----------------------------------------------------
            (Registrant's telephone number, including area code)


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Items 2 and 5. ACQUISITION OR DISPOSITION OF ASSETS AND
               OTHER EVENTS

          On October 19, 1995, Witco Corporation (the "Company") announced that it had completed the acquisition of OSi Specialties Holding Company ("OSi") pursuant to the Agreement and Plan of Merger dated as of September 10, 1995, as amended by the Amendment dated as of October 18, 1995, among the Company, Witsil Corporation ("Witsil") and OSi (as so amended, the "Merger Agreement"). Pursuant to the Merger Agreement, on October 19, 1995, Witsil was merged with and into OSi pursuant to Section 251 of the Delaware General Corporation Law (the "Merger"), with OSi continuing as the surviving corporation and as a wholly owned subsidiary of the Company. At such time, all previously outstanding shares of OSi common stock ceased to be outstanding, and each such share (except those shares owned by the Company or any of its subsidiaries immediately prior to the Merger) thereafter represented a right to receive $42.0263.

          The Company paid an aggregate of $486 million in cash for 100% of the outstanding shares of OSi in connection with the Merger. The Company purchased such shares with cash-on-hand and proceeds from the credit facility established pursuant to the Credit Agreement dated as of October 18, 1995, among the Company, the eligible subsidiaries of the Company referred to therein, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent.

          OSi's wholly owned subsidiary, OSi Specialties, Inc., manufactures silicone surfactants, amine catalysts, organofunctional silanes and specialty fluids and operates manufacturing facilities in West Virginia, Europe, Latin America and Asia.


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

          a., b. Neither audited nor unaudited financial statements are currently available for the assets and businesses acquired by the Company on October 19, 1995. Accordingly, it is not practicable to provide the historical or pro forma financial statements required by Item 7 of Form 8-K at the time this Current Report on Form 8-K is filed. The Company shall file the required historical and pro forma financial statements as soon as they are available, but in no event later than the time provided for under the applicable rules.

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c.      Exhibits

        2 (a) Agreement and Plan of Merger dated as of September 10, 1995.

        2 (b)         Stockholders Agreement dated as of
                      September 10, 1995.

        2 (c)         Amendment dated as of October 18, 1995.

       20 (a)         Press Release dated September 11, 1995.

       20 (b)         Press Release dated October 19, 1995.

       99             Credit Agreement dated as of October 18,
                      1995.


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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    WITCO CORPORATION,

                                      by
                                          /s/ Dustan E. McCoy
                                        -----------------------------
                                        Name:  Dustan E. McCoy
                                        Title: Vice President, General
                                               Counsel and Secretary


Date:  October 31, 1995

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                               EXHIBIT INDEX


Exhibit                                                       Sequentially
Number                              Exhibit                  Numbered Page

 2 (a)         Agreement and Plan of Merger
               dated as of September 10, 1995
               (incorporated herein by reference
               to Exhibit 2(a) of Form 8-K of
               the Company filed with the Securities
               and Exchange Commission on
               September 25, 1995 (the "First 8-K")).

 2 (b)         Stockholders Agreement
               dated as of September 10, 1995
               (incorporated herein by reference
               to Exhibit 2(b) of the First 8-K).

 2 (c)         Amendment dated as of October 18, 1995.               6

20 (a)         Press Release dated September 11, 1995
               (incorporated herein by reference to
               Exhibit 20 of the First 8-K).

20 (b)         Press Release dated October 19, 1995.                25

99             Credit Agreement dated as of
               October 18, 1995.                                    26


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                                                               Exhibit 2(c)
                                                             CONFORMED COPY




                              AMENDMENT dated as of October 18, 1995 (this
                         "Amendment") to the Agreement and Plan of Merger dated as of September 10, 1995 (as so amended, the "Merger Agreement"), among WITCO CORPORATION, a Delaware corporation ("Parent"), WITSIL CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and OSi SPECIALTIES HOLDING COMPANY, a Delaware corporation (the "Company").


          WHEREAS the parties hereto have entered into the Merger Agreement as of September 10, 1995;

          WHEREAS, pursuant to the Merger Agreement, all the holders of common stock, par value $.01 per share, of each class of the Company (the "Stockholders") approved the Merger Agreement and the transactions contemplated thereby by written consent dated as of September 10, 1995 (the "Stockholders Approval");

          WHEREAS the parties desire to amend the Merger Agreement in accordance with Section 7.3 thereof on the terms set forth herein;

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company (or their duly authorized designees) have approved such amendment on the terms set forth herein;

          WHEREAS the parties desire to make certain representations, warranties, covenants and agreements in connection with this Amendment; and

          WHEREAS capitalized terms used but not defined herein shall have the meanings assigned thereto in the Merger Agreement, and the rules of interpretation set forth in the Merger Agreement shall be applicable hereto as if set forth herein.


          NOW, THEREFORE, the parties agree as follows:

          1. Effective Time of the Merger. (a) The last sentence of Section
1.3 of the Merger Agreement is hereby amended and restated in its entirety as follows: "The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware Secretary of State,

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or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the "Effective Time")."

          (b) The parties further agree that the Certificate of Merger shall provide, among other things, as follows: "The Merger shall become effective upon the filing of this certificate with the Secretary of State of the State of Delaware in accordance with Sections 251 and 103 of the DGCL. However, for all accounting and other financial reporting purposes, the effective date of the Merger shall be deemed to be the opening of business on October 1, 1995."

          2. Certificate of Incorporation of the Surviving Corporation.
Section 1.5(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "(a) At the Effective Time, the Certificate of Incorporation of the Company shall be amended in its entirety so that the Certificate of Incorporation of the Surviving Corporation shall be in the form attached hereto as Exhibit A, until thereafter changed or amended as provided therein or by applicable law."

          3. Per Share Consideration. Section 2.1(c) is hereby amended by deleting the number $42.50 set forth in the sixth line thereof and inserting therefor the number $42.4845.

          4. Stock Options. Section 2.2 of the Merger Agreement is hereby amended by deleting the remainder of the first sentence thereof following the words "subject to such Option," in the 11th line thereof, and inserting therefor the following:

          "from the Paying Agent an amount in cash equal to the sum of (a) the excess, if any, of the Merger Consideration for such share over the per share exercise price of such Option (such excess being referred to as the "Spread") plus (b) interest on the Spread at a rate per annum equal to 5.5%, compounded semiannually, from the Effective Time until the Option Payment Date (as defined below) plus (c) an amount sufficient on an after-tax basis (using the effective tax rate applicable to such holder based on the schedule set forth in Exhibit B attached hereto) to equal the FICA HI (i.e., the Medicare portion at 1.45%) tax, if any, imposed on the Option holder attributable to the payments described in clauses (a) and (b) above

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          (such sum being collectively referred to herein as the "Option
          Consideration"). The Option Consideration, less the amount of any required withholding taxes, shall be paid to the holder of such Option by the Paying Agent in accordance with Section 2.5 on or as soon as practicable following the date (the "Option Payment Date") that is the later of (i) one week following the Effective Time and (ii) November 1, 1995."

          5. Funds Provided by Parent. (a) Section 2.4(a) of the Merger Agreement is hereby amended and restated in its entirety as follows:

          "(a) Paying Agent. Parent shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Parent, which shall be reasonably satisfactory to the Company (the "Paying Agent"), (i) as of the Effective Time for the benefit of the holders of shares of each class of Company Common Stock and the holders of the Warrants, cash in an amount sufficient (after taking into account any amounts paid by the Company pursuant to Section 2.4(b)) to pay the aggregate Merger Consideration and the aggregate Warrant Consideration, and (ii) as of the Option Payment Date for the benefit of the holders of Options, cash in an amount sufficient (after taking into account any amounts paid by the Company pursuant to Section 2.4(b)) to pay the aggregate Option Consideration (such amounts deposited pursuant to clauses (i) and (ii) above being hereinafter referred to as the "Payment Fund")."

          (b) The first two sentences of Section 2.4(b) of the Merger Agreement are hereby amended and restated in their entirety as follows:

          "The aggregate amount of funds to be provided by Parent to pay the Merger Consideration, the Option Consideration and the Warrant Consideration (collectively, the "Consideration") pursuant to Section 2.4(a) is $486,000,000, plus the amounts to be paid pursuant to clauses (b) and (c) of the definition of Option Consideration as set forth in Section 2.2, less the Transaction Fees (as defined in Section 3.1(l)). In addition, the Company shall pay to the Paying Agent for deposit into the Payment Fund as of the Effective Time or as of the Option Payment Date, as the case may be, an amount equal to the aggregate

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          amount received by the Company pursuant to the exercise of
          Warrants or Options, respectively, during the period from September 10, 1995 to but not including the Effective Time."

          6. Exchange Procedures. Section 2.5 of the Merger Agreement is hereby amended and restated in its entirety as follows:

          " SECTION 2.5. Exchange Procedures. (a) (i) Subject to subparagraph (ii) below, as soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of any class of Company Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to the amount of cash which the aggregate number of shares of such class of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to Section 2.1(c). As soon as practicable after the Effective Time, each holder of an outstanding Warrant shall, upon surrender to the Paying Agent of such Warrant and acceptance thereof by the Paying Agent, be entitled to the amount of cash which such holder shall have the right to receive pursuant to Section 2.3. As soon as practicable on or after the Option Payment Date, each holder of what was immediately prior to the Effective Time an outstanding Option shall, upon delivery to the Paying Agent of evidence from the Company of such holder's Option holdings and acceptance thereof by the Paying Agent, be entitled to the amount of cash which such holder shall have the right to receive pursuant to Section 2.2. The Paying Agent shall accept such certificates, Warrants or evidence of Option holdings, as the case may be, upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the consideration to be paid in the Merger (or any portion thereof) is to be delivered to any person (as defined in Section 8.3) other than the person in whose name the certificate representing shares of such class of Company Common Stock or Warrant, as the case may be, surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate representing Company Common Stock or Warrants so surrendered shall be

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          properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the certificate representing Company Common Stock or Warrants, as the case may be, surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of any class of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.5(a)(i), each certificate representing shares of any class of Company Common Stock (other than certificates representing shares to be cancelled in accordance with Section 2.1(b) or Dissenting Common Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon, as contemplated by Section 2.1. No interest will be paid or will accrue on any cash payable as Merger Consideration, Warrant Consideration or, except as provided in the definition thereof, Option Consideration.

               (ii) Notwithstanding Section 2.5(a)(i) above and Section 2.5(b) below, commencing at any time after the selection of the Paying Agent in accordance with Section 2.4(a) and any time thereafter prior to payment by the Paying Agent in accordance with the terms of this Agreement, each holder of an outstanding certificate or certificates which, if presented prior to the Effective Time, represents shares of any class of Company Common Stock or, if presented after the Effective Time, represented shares of any class of Company Common Stock, may surrender to the Paying Agent (at its designated office) such certificate or certificates, which certificates, if presented prior to the Effective Time, shall be held in escrow for such stockholders until the Effective Time by the Paying Agent. Upon such surrender and acceptance thereof by the Paying Agent in accordance with the terms set forth in this Agreement, the Paying Agent shall make payment, on or prior to the next business day (which in no event

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          shall be prior to the Effective Time), via wire transfer in immediately available funds to the account designated in writing by such stockholder, of an amount equal to the product of (x) the aggregate number of shares of such class of Company Common Stock previously represented by such certificate or certificates so surrendered and (y) the Merger Consideration.

               (b) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five days thereafter), the Surviving Corporation shall require the Paying Agent to mail to each record holder of certificates and Warrants, other than a holder of certificates that previously surrendered such certificates in accordance with Section 2.5(a)(ii), that immediately prior to the Effective Time represented shares of any class of Company Common Stock which shall have been converted pursuant to Section 2.1, a form of letter of transmittal and instructions for use in receiving the consideration to which a holder of such certificates or Warrants, as the case may be, shall be entitled therefor pursuant to Section 2.1 or 2.3, as the case may be.

               (c) No Further Ownership Rights in Company Common Stock. The Consideration paid upon the surrender for exchange of certificates representing shares of any class of Company Common Stock, Options and Warrants thereon, as the case may be, in accordance with the terms of this Article II shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to the shares of such class of Company Common Stock theretofore represented by such certificates, or such Options or Warrants, as the case may be.

               (d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of the certificates representing shares of any class of Company Common Stock or holders of Warrants for 120 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of shares of any class of Company Common Stock who theretofore have not complied with this Article II or holders of Warrants that have not exercised their rights set forth in Section 2.3 thereafter shall look only to the Surviving Corporation and only as general creditors thereof for payment of

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          their claim for any Merger Consideration or Warrant
          Consideration, as the case may be.

               (e) No Liability. None of Parent, Sub, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of any class of Company Common Stock or Warrants shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c))), any such distributions payable in respect of such certificate representing Company Common Stock or Warrants shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto."

          7. Capital Structure Representation. Section 3.1(b)(i) of the Merger Agreement is hereby amended by deleting the number 1,245,375 set forth in the sixth line of Section 3.1(b) and inserting therefor the number 1,250,875.

          8. Maximum D&O Premium. Section 5.3 of the Merger Agreement is hereby amended by deleting the number "$341,250" in the last line thereof and inserting therefor the number "$255,937".

          9. Third Party Beneficiaries. Section 8.7 of the Merger Agreement is hereby amended by inserting after the words "provisions of" and before the words "Section 5.3" in the 11th line thereof the following: "Sections
2.2 and 2.4 (in both cases solely in respect of those holders of Options outstanding immediately prior to the Effective Time),".

          10. Exhibits. The Merger Agreement is hereby amended by adding as Exhibits A and B thereto Exhibits A and B that are attached hereto, respectively.

          11. Continued Effectiveness of the Merger Agreement. As expressly amended by this Amendment, the Merger Agreement is in all respects ratified and confirmed

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and the terms thereof (as so amended) shall remain in full force and effect.

          12. Representations and Warranties of the Parties. Each of Parent, Sub and the Company hereby represents and warrants as follows:

               (a) Such person has all requisite power and authority to execute and deliver this Amendment and to consummate the transactions contemplated hereby. The execution and delivery of this Amendment by such person and the consummation by such person of the transactions contemplated hereby have been duly authorized by the Board of Directors of such person or its duly authorized designee and by any other necessary corporate action on the part of such person. In addition, the Company represents and warrants that all the Stockholders have consented to and approved this Amendment.

               (b) This Amendment has been duly executed and delivered by such person and constitutes a valid and binding obligation of such person enforceable in accordance with its terms.

               (c) The execution and delivery of this Amendment does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of (i) the certificate of incorporation or by-laws of such person or (ii) any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such person or to its property or assets, other than, in the case of clause
          (ii), any such conflicts, violations or defaults that individually or in the aggregate would not (x) have a material adverse effect on such person, (y) impair the ability of such person to perform its obligations under this Amendment or (z) prevent the consummation of any of the transactions contemplated by this Amendment and by the Merger Agreement (as amended by this Amendment).

          13. Notices. All notices, requests, claims, demands and other communications under this Amendment shall

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be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the respective addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

          14. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          16. Assignment. Neither this Amendment nor any of the rights, interests or obligations under this Amendment shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Amendment will be binding upon, inure to the

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benefit of, and be enforceable by, the parties and their respective successors and assigns.


          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    WITCO CORPORATION,

                                      by
                                          /s/ Michael D. Fullwood
                                        -------------------------------
                                        Name: Michael D. Fullwood
                                        Title: Executive Vice President
                                               and Chief Financial Officer


                                    WITSIL CORPORATION,

                                      by
                                          /s/ Dustan E. McCoy
                                        -------------------------------
                                        Name: Dustan E. McCoy
                                        Title: President


                                    OSi SPECIALTIES HOLDING COMPANY,

                                      by
                                          /s/ David I. Barton
                                        -------------------------------
                                        Name: David I. Barton
                                        Title: Chairman of the Board,
                                               President and Chief
                                               Executive Officer


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                                                                  EXHIBIT A
                                                           TO THE AMENDMENT



                        CERTIFICATE OF INCORPORATION

                                     OF

                      OSi SPECIALTIES HOLDING COMPANY


                                 ARTICLE I

          The name of the corporation (which is hereinafter referred to as the "Company") is OSi Specialties Holding Company.


                                 ARTICLE II

          The registered office of the Company is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.


                                ARTICLE III

          The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE IV

          The total number of shares of stock which the Company shall have authority to issue is One Hundred (100) Common and the par value of each of such shares is One Dollar ($1.00).


                                 ARTICLE V

          The minimum amount of capital with which the Company will commence business is $100.


                                 ARTICLE VI

          The Company is to have perpetual existence.



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                                ARTICLE VII

          The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.


                                ARTICLE VIII

          In furtherance, and not in limitation of the powers conferred by law, the Board of Directors are expressly authorized:

               (i) To make, alter, amend or repeal the By-Laws of the Company and stockholders of the Company shall have the power to alter, amend or repeal By-Laws made by the Board of Directors.

               (ii) To remove at any time any officer elected or appointed by the Board of Directors by such vote of the Board of Directors as may be provided for in the By-Laws. Any other officer of the Company may be removed at any time by a vote of the Board of Directors, or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by the vote of the Board of Directors.

               (iii) To determine whether any, and if any, what part, of the annual net profits of the Company or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital.

               (iv) To fix from time to time the amount of the profits of the Company to be reserved as working capital or for any other lawful purpose.

               (v) To establish bonus, profit sharing, stock option, retirement, or other types of incentive or compensation plans for the employees (including directors and officers) of the Company and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

               (vi) From time to time to determine whether and to what extent, and at what time and places and under what conditions and regulations the accounts and books of the

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          Company (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company, except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

               (vii) To authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Company.


                                 ARTICLE IX

          No contract or other transaction between the Company and any other corporation and no other act of the Company with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Company individually, or any firm or association of which any director may be a member, may be party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or as a member of such firm or association is such a party or so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other corporation or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Company may vote upon any contract or other transaction between the Company and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          Any contract, transaction or act of the Company or of the directors, which shall be ratified at any annual meeting of the stockholders of the Company, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation of the Company, be as valid and as binding as though ratified by every stockholder of the Company; provided, however, that any failure of the stockholders to

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

approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.


                                 ARTICLE X

          Each officer, director, or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee or in relying in good faith upon other records of the Company.


                                 ARTICLE XI

          (a) The Company shall indemnify and hold harmless, to the fullest extent now or hereafter permitted by applicable law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), each director or officer (including each former director or officer) of the Company who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter referred to as a "Proceeding"), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter referred to as a "Representative"), whether the basis of such Proceeding is alleged action or failure to take action in an official capacity as a Representative or in any other capacity while serving as a Representative, against any and all expenses (including attorneys' fees and disbursements), liabilities, (including judgments, fines, excise taxes and penalties imposed under or in connection with obligations under the Employee Retirement Income Securities Act of 1974, as amended), amounts paid in settlement, and amounts expended in seeking indemnification granted to such person under applicable law, the By-Laws or any agreement with

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


the Company, actually and reasonably incurred by such persons in connection with such Proceeding.

          (b) The Company shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer (including each former director or officer) of the Company in connection with the investigation, defense, settlement or appeal of any Proceeding which such person is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, regarding such person's service as a Representative in advance of the final disposition of such Proceeding. The expenses incurred by such director or officer in his capacity as a Representative of the Company shall be paid by the Company in advance of the final disposition of such Proceeding only upon receipt by the Company of an undertaking by or on behalf of such person to repay all amounts advanced if it shall be determined ultimately that such person is not entitled to be indemnified under this Article XI or otherwise.

          (c) The rights of indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may have or hereafter be entitled under any statute, provision of the Restated Certificate of Incorporation or By-Laws of the Company, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a Representative of the Company and shall inure to the benefit of the heirs, executors and administrators of such person. The rights conferred in this Article XI shall be contract rights.

          (d) If any claim under this Article XI is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be also paid the expense of prosecuting such claims. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Company) that the claimant has not met the standards of conduct that make it permissible under applicable law for the Company to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or its stockholders) to have

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


made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in applicable law, nor an actual determination by the Company (including the Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          (e) The Company may purchase and maintain insurance on behalf of any Representative, employee or agent of the Company against any liability asserted against or incurred by such person in any capacity, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article XI.

          (f) The Board, without approval of the stockholders, shall have the power to borrow money on behalf of the Company, including the power to pledge the assets of the Company, from time to time to discharge the Company's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article XI.

          (g) For purposes of this Article, references to the "Company" shall include, in addition to the resulting corporations, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its Representatives so that any person who is or was a Representative of such constituent corporation shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (h) The Board is authorized to enter into a contract with any Representative, employee or agent of the Company providing for indemnification rights equivalent to or, if the Board so determines, greater than, those provided for in this Article XI.

          (i) Any amendment, repeal or modification of any provision of this Article XI by the stockholders or the directors of the Company shall not adversely affect any right of protection of a Representative of the Company under this Article XI existing at the time of such amendment, repeal or modification.


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


          (j) The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Company.

          (k) A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.


                                ARTICLE XII

          Both the stockholders and the directors of the Company may hold their meetings and the Company may have an office or offices in such place or places outside of the State of Delaware as the By-Laws may provide and the Company may keep its books outside of the State of Delaware except as otherwise provided by law.


                                ARTICLE XIII

          Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Company may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

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


                                ARTICLE XIV

          The Company reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and all rights conferred on stockholders herein are granted subject to this reservation.

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

                                                                  Exhibit B
                                                           to the Amendment


Stock Optionees
Gross-up Rates


                                  Resident

             CT        WV      CA       GA        IL      MA        MI      NC       NJ       NY      OH      Ex-Pat

Highest     39.60%   39.60%   39.60%   39.60%   39.60%   39.60%   39.60%   39.60   39.60%   39.60%   39.60%   39.60%
Federal
Rate

Effect of    1.20%    1.20%    1.20%    1.20%    1.20%    1.20%    1.20%    1.20%   1.20%    1.20%    1.20%    1.20%
3% Phase-
out

HI Tax       1.45%    1.45%    1.45%    1.45%    1.45%    1.45%    1.45%    1.45%   1.45%    1.45%    1.45%    1.45%

State Tax    2.72%    3.93%    6.64%    3.62%    1.81%    3.59%    2.66%    4.68%   3.97%    4.58%    4.53%
(no
Federal
Benefit)

City                                                                                                  1.06%

Total       44.97%   46.18%   48.89%   45.87%   44.06%   45.84%   44.91%   46.93%  46.22%   46.83%   47.84%   42.25%
Effective
Tax Rate



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


                                                              Exhibit 20(b)





                       WITCO ACQUIRES OSi SPECIALTIES


          GREENWICH, CT, October 19, 1995 - Witco Corporation (NYSE:WIT) today acquired OSi Specialties Holdings Company and its wholly owned subsidiary, OSi Specialties, Inc., in a cash transaction which values 100 percent of OSi's equity at $486 million. Witco had 1994 sales in excess of $2.2 billion and is a leading manufacturer of polymer additives, surfactants, oleochemicals, resins, and petroleum specialties. With the OSi Specialties acquisition, which is expected to have 1995 sales in the range of $450 million, Witco becomes the world's leading producer of specialty silicones.

          Witco Chairman and Chief Executive Officer William R. Toller said, "Witco and OSi have uniquely complementary product mixes which will facilitate growth in our core business segments of urethanes, resins, and surfactants, as well as silicone specialties. This is reminiscent of our expansion with the purchase of the Schering businesses in 1992 in that seldom has such a good fit been apparent and available to Witco for acquisition. As in the Schering acquisition, this also strengthens our global position, specifically in Europe, the Pacific Rim, and South America. With this acquisition, and the divestiture of our non-core business units, Witco can concentrate on our higher margin specialty chemicals businesses."

          OSi Specialties, known for its customer-driven research and development capabilities, manufacturers a full line of silicone surfactants, amine catalysts, organofunctional silanes, and specialty fluids. Its key manufacturing facilities are in Sistersville, West Virginia; Antwerp, Belgium; Termoli, Italy; and Itatiba, Brazil. Additional facilities are operated in Mexico and in Korea, Hong Kong, Malaysia, Thailand, and Indonesia, providing Witco additional entree into the Pacific Rim markets.

          OSi Specialties, a wholly owned subsidiary of Witco Corporation, will operate as one of the company's core groups with David Barton, chief executive officer and president of OSi, leading the unit and reporting to William E. Mahoney, Witco's vice chairman and chief operating officer.


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

                                                                 Exhibit 99


                                $675,000,000



                              CREDIT AGREEMENT


                                dated as of


                              October 18, 1995


                                   among


                             Witco Corporation


                         The Eligible Subsidiaries
                             Referred to Herein


                          The Banks Listed Herein


                                    and


                 Morgan Guaranty Trust Company of New York,
                                  as Agent



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

                             TABLE OF CONTENTS*



                                                                       Page


                                 ARTICLE I

                                DEFINITIONS


1.01.  Definitions................................................      1
1.02.  Accounting Terms and Determinations........................     12
1.03.  Types of Borrowings........................................     13


                                 ARTICLE II

                                THE CREDITS


2.01.  Commitments to Lend........................................     13
2.02.  Method of Committed Borrowing..............................     14
2.03.  Money Market Borrowings....................................     14
2.04.  Notice to Banks; Funding of Loans..........................     18
2.05.  Notes......................................................     20
2.06.  Maturity of Loans..........................................     20
2.07.  Interest Rates.............................................     20
2.08.  Facility Fees..............................................     24
2.09.  Optional Termination or Reduction of Commitments...........     25
2.10.  Mandatory Termination of Commitments.......................     25
2.11.  Prepayments................................................     25
2.12.  General Provisions as to Payments..........................     26
2.13.  Funding Losses.............................................     26
2.14.  Computation of Interest and Fees...........................     27
2.15.  Taxes......................................................     27
2.16.  Judgment Currency..........................................     29
2.17.  Foreign Subsidiary Costs...................................     30

--------
*The Table of Contents is not a part of this Agreement.

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

                                                                       Page


                                ARTICLE III

                                 CONDITIONS


3.01.  Effectiveness..............................................     30
3.02.  Borrowings.................................................     32
3.03.  First Borrowing by Each Eligible Subsidiary................     32


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES


4.01.  Corporate Existence and Power..............................     33
4.02.  Corporate and Governmental Authorization; No
         Contravention............................................     33
4.03.  Binding Effect.............................................     33
4.04.  Financial Information......................................     34
4.05.  Litigation.................................................     34
4.06.  Compliance with ERISA......................................     35
4.07.  Environmental Matters......................................     35
4.08.  Taxes......................................................     36
4.09.  Subsidiaries...............................................     36
4.10.  Not an Investment Company..................................     36
4.11.  Full Disclosure............................................     36


                                 ARTICLE V

                                 COVENANTS


5.01.  Information................................................     37
5.02.  Payment of Obligations.....................................     39
5.03.  Maintenance of Property; Insurance.........................     39
5.04.  Conduct of Business and Maintenance of Existence...........     40
5.05.  Compliance with Laws.......................................     40
5.06.  Inspection of Property, Books and Records..................     40
5.07.  Debt.......................................................     41
5.08.  Negative Pledge............................................     41
5.09.  Consolidations, Mergers and Sales of Assets................     42
5.10.  Use of Proceeds............................................     43



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



                                                                       Page

                                 ARTICLE VI

                                  DEFAULTS


6.01.  Events of Default..........................................     43
6.02.  Notice of Default..........................................     45


                                ARTICLE VII

                                 THE AGENT


7.01.  Appointment and Authorization..............................     46
7.02.  Agent and Affiliates.......................................     46
7.03.  Action by Agent............................................     46
7.04.  Consultation with Experts..................................     46
7.05.  Liability of Agent.........................................     46
7.06.  Indemnification............................................     47
7.07.  Credit Decision............................................     47
7.08.  Successor Agent............................................     47
7.09.  Agent's Fee................................................     48


                                ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES


8.01.  Basis for Determining Interest Rate Inadequate or
         Unfair...................................................     48
8.02.  Illegality.................................................     49
8.03.  Increased Cost and Reduced Return..........................     49
8.04.  Base Rate Loans Substituted for Affected Fixed Rate
         Loans....................................................     51


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



                                                                       Page


                                 ARTICLE IX

                       REPRESENTATIONS AND WARRANTIES
                          OF ELIGIBLE SUBSIDIARIES

9.01.  Corporate Existence and Power..............................     52
9.02.  Corporate and Governmental Authorization;
         No Contravention.........................................     52
9.03.  Binding Effect.............................................     52
9.04.  Taxes......................................................     52


                                 ARTICLE X

                                  GUARANTY

10.01.  The Guaranty..............................................     53
10.02.  Guaranty Unconditional....................................     53
10.03.  Discharge Only Upon Payment In Full;
          Reinstatement In Certain Circumstances..................     54
10.04.  Waiver by the Company.....................................     54
10.05.  Subrogation...............................................     54
10.06.  Stay of Acceleration......................................     55


                                 ARTICLE XI

                               MISCELLANEOUS


11.01.  Notices...................................................     55
11.02.  No Waivers................................................     55
11.03.  Expenses; Indemnification.................................     56
11.04.  Sharing of Set-Offs.......................................     56
11.05.  Amendments and Waivers....................................     57
11.06.  Successors and Assigns....................................     57
11.07.  Collateral................................................     59
11.08.  Governing Law; Submission to Jurisdiction.................     59
11.09.  Counterparts; Integration.................................     59
11.10.  WAIVER OF JURY TRIAL......................................     60
11.11.  Confidentiality...........................................     60




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



Exhibit A     - Note

Exhibit B-1   - Opinion of Cravath, Swaine & Moore,
                Special Counsel for the Company

Exhibit B-2   - Opinion of Dustan E. McCoy, Esq.,
                General Counsel of the Company

Exhibit C     - Opinion of Davis Polk & Wardwell,
                Special Counsel for the Agent

Exhibit D     - Assignment and Assumption Agreement

Exhibit E     - Money Market Quote Request

Exhibit F     - Invitation for Money Market Quotes

Exhibit G     - Money Market Quote

Exhibit H     - Form of Election to Participate

Exhibit I     - Form of Election to Terminate

Exhibit J     - Opinion of Counsel for the Borrower



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

                              CREDIT AGREEMENT



          AGREEMENT dated as of October 18, 1995 among WITCO CORPORATION, the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

          The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS


          SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

          "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

          "Adjusted CD Rate" has the meaning set forth in Section 2.07(b).

          "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.07(c).

          "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

          "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

          "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

          "Assessment Rate" has the meaning set forth in Section 2.07(b).


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



          "Assignee" has the meaning set forth in Section 11.06(c).

          "Availability Period" means the period from and including the Effective Date to but not including the Termination Date.

          "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

          "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

          "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan pursuant to the applicable Notice of Committed Borrowing or
Article VIII.

          "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

          "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

          "Borrowing" has the meaning set forth in Section 1.03.

          "CD Base Rate" has the meaning set forth in Section 2.07(b).

          "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan pursuant to the applicable Notice of Committed Borrowing.

          "CD Reference Banks" means The Chase Manhattan Bank, N.A., Commerzbank Aktiengesellschaft, and Morgan Guaranty Trust Company of New York.

          "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.09 or 2.10.

          "Committed Loan" means a loan made by a Bank pursuant to Section
2.01.

          "Company" means Witco Corporation, a Delaware corporation, and its successors.


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



          "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

          "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries, determined as of such date.

          "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1994 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except (a) trade accounts payable arising in the ordinary course of business, (b) obligations incurred in the ordinary course of business in connection with additions to property, plant or equipment which are deferred for no more than 120 days after the later of the acquisition or completion of installation of such additions, (c) other obligations arising in the ordinary course of business which are deferred for no more

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



than 120 days after the date on which they would first be reflected as liabilities on a balance sheet of such Person and (d) obligations in connection with the compensation for services of officers, directors or employees of such Person, (iv) the capitalized amount of all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others Guaranteed by such Person.

          "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Domestic Loans" means CD Loans or Base Rate Loans or both.

          "Domestic Reserve Percentage" has the meaning set forth in
Section 2.07(b).

          "Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

          "Election to Participate" means an Election to Participate substantially in the form of Exhibit H hereto.

          "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit I hereto.

          "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate

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



shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

          "ERISA Group" at any time means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated at such time as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

          "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan pursuant to the applicable Notice of Committed
Borrowing.


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          "Euro-Dollar Reference Banks" means the principal London offices of The Chase Manhattan Bank, N.A., Commerzbank Aktiengesellschaft, and Morgan Guaranty Trust Company of New York.

          "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.07(c).

          "Event of Default" has the meaning set forth in Section 6.01.

          "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

          "Filed SEC Documents" means (i) the Company's 1994 10-K and (ii) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

          "Fixed Rate Loans" means CD Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01) or any combination of the foregoing.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of

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the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise

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          end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 7 days) as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

          "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.


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          "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan, and "Loans" means Domestic Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

          "London Interbank Offered Rate" has the meaning set forth in
Section 2.07(c).

          "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $10,000,000.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $10,000,000.

          "Material Subsidiary" means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Agent, which may be amended from time to time) as nonmaterial and which, if aggregated and considered as a single subsidiary, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

          "Money Market Absolute Rate" has the meaning set forth in Section 2.03(d).

          "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

          "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all

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references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

          "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01).

          "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

          "Money Market Margin" has the meaning set forth in Section 2.03(d)(ii)(C).

          "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

          "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which (i) any member of the ERISA Group is then making or accruing an obligation to make contributions or (ii) for purposes of Section 6.01(i) only, has within the preceding five plan years made contributions, including for purposes of this clause (ii) any Person which ceased to be a member of the ERISA Group during such five year period.

          "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

          "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(f)).

          "OSi" means OSi Specialties Holding Company, a Delaware corporation.

          "Parent" means, with respect to any Bank, any Person controlling such Bank.

          "Participant" has the meaning set forth in Section 11.06(b).

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) for purposes of Section 6.01(i) only, has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

          "Principal Officer" means any of the following officers of the
Company: the Chairman of the Board, any Vice-Chairman of the Board, the President, any Executive Vice President, the chief financial officer, the treasurer, the controller and the general counsel. If the titles of the Company's officers are changed after the date hereof, the term "Principal Officer" shall thereafter mean any officer performing substantially the same functions as are presently performed by one or more of the officers listed in the first sentence of this definition.

          "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

          "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank to any Borrower.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing more than 50% of the aggregate unpaid principal amount of the Loans.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.


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          "Termination Date" means October 17, 1996, or, if such day is not a Euro-Dollar Business Day, the next preceding Euro- Dollar Business Day.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such liabilities (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company.

          SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in
Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

           SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing, a CD Borrowing or a Money Market

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Borrowing (excluding any such Borrowing consisting of Money Market LIBOR
Loans bearing interest at the Base Rate pursuant to Section 8.01), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section
2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                 ARTICLE II

                                THE CREDITS


          SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers during the Availability Period, provided that the aggregate principal amount of the Committed Loans made by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay, Loans and reborrow at any time during the Availability Period.

          SECTION 2.02. Method of Committed Borrowing. The relevant Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

          (ii) the aggregate amount of such Borrowing,

          (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and


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          (iv) in the case of a Fixed Rate Borrowing, the duration of the
     Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

          SECTION 2.03. Money Market Borrowings.

          (a) The Money Market Option. In addition to Committed Loans pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks during the period beginning one month after the Effective Date and continuing to but not including the Termination Date to make offers to make Money Market Loans to such Borrower. The Banks may, but shall have no obligation to, make such offers and such Borrower may, but shall have no obligation to, accept any such offers in a manner set forth in this Section.

          (b) Money Market Quote Request. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit E hereto so as to be received not later than 10:00 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

A Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the

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Company and the Agent may agree) of any other Money Market Quote Request.

          (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit F hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles II and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit G hereto and shall in any case specify:

          (A) the proposed date of Borrowing,

          (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be


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     subject to an aggregate limitation as to the principal amount of
     Money Market Loans for which offers being made by such quoting Bank may be accepted,

          (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

          (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

          (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

          (A) is not substantially in conformity with Exhibit G hereto or does not specify all of the information required by subsection (d)(ii) above;

          (B) contains qualifying, conditional or similar language;

          (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

          (D) arrives after the time set forth in subsection (d)(i).

          (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the

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related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

          (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

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          SECTION 2.04. Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

          (b) Not later than 1:00 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section
11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

          (c) If any Bank makes a new Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection
(b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.12, as the case may be.

          (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.07 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. In no event shall any payment by the Agent, or repayment by the Borrower, of any amount pursuant to this Section 2.02(d) relieve the Bank that failed to make available its share of the related Borrowing of its obligations hereunder.

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          SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

          (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

          SECTION 2.06. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

          SECTION 2.07. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

          (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest

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Period applicable thereto, at a rate per annum equal to the sum of .305%
plus the applicable Adjusted CD Rate; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of .305% plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

          The "Adjusted CD Rate" applicable to a day during any Interest Period means a rate per annum determined pursuant to the following formula:

                  [ CDBR       ]*
        ACDR   =  [ ---------- ]  + AR
                  [ 1.00 - DRP ]

        ACDR   =  Adjusted CD Rate
        CDBR   =  CD Base Rate
         DRP   =  Domestic Reserve Percentage
          AR   =  Assessment Rate

     ----------
      * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


          The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic,


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supplemental or emergency reserves) for a member bank of the
Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States of America. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of .18% plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
(i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.


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          "Euro-Dollar Reserve Percentage" means for any day that
percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of .18% plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the sum of .18% plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than one month as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

          (e) Subject to Section 8.01, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.07(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such

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Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

          (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

          (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

          SECTION 2.08. Facility Fees. The Company shall pay to the Agent for the account of each Bank a facility fee of .07% per annum. Such facility fees shall accrue from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused). Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

          SECTION 2.09. Optional Termination or Reduction of Commitments. During the Availability Period, the Company may, upon at least three Domestic Business Days' notice to the Agent, terminate at any time, or proportionately reduce from time to time by an aggregate amount of at least $25,000,000 or any larger multiple of $1,000,000, the unused portions of the Commitments. If the Commitments are terminated in their entirety, all accrued facility fees shall be payable on the effective date of such termination.

          SECTION 2.10. Mandatory Termination of Commitments. The
Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

          SECTION 2.11. Prepayments. (a) The Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay

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any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01) in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

          (b) Except as provided in Section 2.11(c) or 8.02, the Borrower may not prepay all or any portion of the principal amount of any Fixed Rate Loan prior to the maturity thereof.

          (c) If the Company becomes obligated to indemnify any Bank or the Agent for Taxes or Other Taxes pursuant to Section 2.15(c) and actions taken pursuant to Section 2.15(f) do not or will not eliminate such indemnity payments, then the Company may, upon at least one Domestic Business Day's notice to the Agent, prepay all Borrowings in whole by paying the principal amount together with accrued interest thereon to the date of prepayment (in which event the Company shall also terminate the Commitments in their entirety pursuant to Section 2.09).

          (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

          SECTION 2.12. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of facility fees hereunder, not later than 11:00 A.M. (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in
Section 11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of facility fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for

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payment thereof shall be extended to the next succeeding Euro-Dollar
Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

          (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

          SECTION 2.13. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11, the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

          SECTION 2.14. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

          SECTION 2.15. Taxes. (a) For the purposes of this Section 2.15, the following terms have the following meanings:


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          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower or the Company pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction (or any subdivision thereof) under the laws of which such Bank or the Agent (as the case may
be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or changes its Applicable Lending Office.

          "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

          (b) Any and all payments by any Borrower or the Company to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if any Borrower or the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Company shall make such deductions, (iii) such Borrower or the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower or the Company shall furnish to the Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

          (c) The Company and each other Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 30 days after such Bank or the Agent (as the case may be) makes demand therefor.

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          (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), and at any time it changes its Applicable Lending Office, shall provide the Company and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (e) For any period with respect to which a Bank has failed to provide the Company or the Agent with the appropriate form pursuant to
Section 2.15(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.15(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

          (f) If any Borrower or the Company is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

          (g) If any Borrower is organized under a jurisdiction outside of the United States, each Bank and the Agent will use reasonable efforts to cooperate with such Borrower and the Company (but shall not be required to disclose any information it considers in its sole discretion, to be confidential) to assist such Borrower to obtain any reduction of or limit on Taxes subject to the indemnification provisions of this Section 2.15.

          SECTION 2.16. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum

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due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

          SECTION 2.17. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection 2.17(a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

          (b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection 2.17(a) and will use reasonable efforts to designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

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                                ARTICLE III

                                 CONDITIONS


          SECTION 3.01. Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

          (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) receipt by the Agent for the account of each Bank of a duly executed Note of each Borrower dated on or before the Effective Date complying with the provisions of Section 2.05;

          (c) receipt by the Agent of opinions of Cravath, Swaine & Moore, special counsel for the Company (which is hereby requested by the Borrower to deliver such opinion), in substantially the form of Exhibit B-1 hereto and Dustan E. McCoy, Esq., General Counsel of the Company, substantially in the form of Exhibit B-2 hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

          (e) receipt by the Agent, for the account of the Banks, of such fees as shall have been previously agreed upon between the Company and the Agent to be payable on or prior to the Effective Date; and

          (f) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company and other Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;


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     provided that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than October 31, 1995. The Agent shall promptly notify the Company and the Banks of the Effective Date, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) receipt by the Agent of a Notice of Borrowing as required by
     Section 2.02 or 2.03, as the case may be;

          (b) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

          (c) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

          (d) except in the case of any Borrowing that does not increase the principal amount of the outstanding Loans of any Bank, the fact that the representations and warranties of the Borrowers contained in this Agreement (except, unless the Borrowing is taking place on the date of consummation of the acquisition of OSi, the representation and warranty set forth in Section 4.04(c) as to any matter which has theretofore been disclosed in writing by the Company to the Banks) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and, to the extent applicable, (d) of this Section.

          SECTION 3.03. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

          (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing, complying with the provisions of Section 2.05;

          (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit J hereto and covering

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     such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES


          The Company represents and warrants that:

          SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of each Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the relevant Borrower.


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          SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of income, cash flows and shareholders' equity for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

          (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of June 30, 1995 and the related unaudited consolidated statements of income and cash flows for the six months then ended, set forth in the Company's quarterly report for the fiscal quarter ended June 30, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

          (c) Since December 31, 1994, except as publicly announced by the Company in the Filed SEC Documents or in a press release dated October 2, 1995, a copy of which has been delivered to each of the Banks, there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.05. Litigation. Except as disclosed in the Filed SEC Documents, there is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

          SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum

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funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except for such noncompliance which would not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, except in the case of clause (iii) above for such liabilities which do not exceed $2,000,000 in the aggregate during the term of this Agreement.

          SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that, except as disclosed in the Filed SEC Documents, Environmental Laws are unlikely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole. The Company expects that the Environmental Laws to which it will become subject as a result of the acquisition referred to in Section 5.10 will not have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

          SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined

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and settled through the fiscal year ended December 31, 1989. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

          SECTION 4.09. Subsidiaries. Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

          SECTION 4.10. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.11. Full Disclosure. All information heretofore furnished by the Company to the Agent or any Bank in writing for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank in writing will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations under this Agreement.


                                 ARTICLE V

                                 COVENANTS


          The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

          SECTION 5.01. Information. The Company will deliver to each of the Banks:


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          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with generally accepted accounting principles by Ernst & Young LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the controller or other chief accounting officer of the Company;

          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the controller or other chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements relating only to Sections 5.07, 5.08(a), 5.08(c), 5.08(f), 5.08(g)(i), 5.08(g)(ii)
     and 5.08(h) and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

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          (e) within five Domestic Business Days after any Principal
     Officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the controller or other chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

          (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the controller or other chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or

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     applicable member of the ERISA Group is required or proposes to take;
     and

          (i) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

          SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity (or, in the case of tax liabilities, if later, before the same become subject to penalties), all their respective obligations and liabilities (including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings) if the failure to so pay and discharge would have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries considered as a whole, and will maintain, and will maintain for each Subsidiary or cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

          SECTION 5.03. Maintenance of Property; Insurance. The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain, and will cause each Subsidiary to maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon written request from the Agent, full information as to the insurance carried.

          SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company and its Subsidiaries (on a consolidated basis) will continue to engage in business of the same general types as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section
5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned

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Consolidated Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Subsidiary (other than any Subsidiary which is a Borrower) if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks or (iii) any disposition of assets not prohibited by Section 5.09 hereof.

          SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder and all applicable laws, ordinances, rules, regulations and requirements of governmental authorities relating to the acquisition referred to in Section 5.10) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where failure to comply would not materially adversely affect the business (taken as a whole), consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries.

          SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all upon such reasonable notice, at such reasonable times and as often as may reasonably be desired.

          SECTION 5.07. Debt. Consolidated Debt will at no time exceed 110% of Consolidated Net Worth, and total Debt of all Consolidated Subsidiaries (excluding Debt of a Consolidated Subsidiary to the Company or to a Wholly-Owned Consolidated Subsidiary and Debt of OSi and its consolidated subsidiaries outstanding on the Effective Date) will at no time exceed 15% of Consolidated Net Worth. For purposes of this Section any preferred stock of a Consolidated Subsidiary which is held by a Person other than the Company or a Wholly-Owned Consolidated Subsidiary and which is redeemable other than solely at the option of the issuer or in respect of which scheduled payments are required to be made shall be included, at the higher of its


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voluntary or involuntary liquidation value, in "Consolidated Debt"
and in the "Debt" of such Consolidated Subsidiary.

          SECTION 5.08. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $20,000,000 (exclusive of Liens permitted by clause (h) of this Section);

          (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

          (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

          (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

          (g) Liens not otherwise permitted by the foregoing clauses of this Section arising in the ordinary course of its business which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding the greater of $20,000,000 and 10% of Consolidated Tangible Net Worth and (iii) do not materially impair the use of the assets subject thereto in the operation of the business of the Company and its Subsidiaries; and

          (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt or interest rate and currency swaps in an aggregate principal amount, notional

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     principal and final exchange amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

          SECTION 5.09. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or
(ii) sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that (A) the Company may merge with another Person if (x) the Company is the corporation surviving such merger and (y) immediately after giving effect to such merger, no Default shall have occurred and be continuing, (B) the Company may sell, lease or otherwise transfer any of its inventory in the ordinary course of business and any of its assets which, in the judgment of its officers, are obsolete, excess or unserviceable, (C) the Company may sell, lease or otherwise transfer any of the assets acquired in the acquisition referred to in
Section 5.10 to any of its Subsidiaries and (D) the Company may dispose of all or any part of its Lubricants Group (which the Company has previously announced its intent to sell).

          SECTION 5.10. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Company to finance the acquisition by the Company of OSi, the refinancing of certain Debt of OSi and its subsidiaries and the payment of related expenses, and by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                 ARTICLE VI

                                  DEFAULTS


          SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) any Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within three Domestic Business Days of the due date thereof any interest on any Loan, any fees or any other amount payable hereunder;

          (b) the Company or any other Borrower shall fail to observe or perform any applicable covenant contained in Sections 5.07 to 5.10, inclusive;

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          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

          (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment of principal, face amount, interest, premium, fees or any similar obligation in respect of any Material Debt when due or within any applicable grace period;

          (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company, any other Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company, any other Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, any other Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

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          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $10,000,000;

          (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company, any other Borrower or any Material Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 35% or more of the outstanding shares of common stock of the Company; or, during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to any Borrower, automatically, without any notice to any Borrower or any other act by Agent or the Banks, the Commitments shall thereupon terminate and

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automatically the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

          SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                ARTICLE VII

                                 THE AGENT


          SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

          SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

          SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

          SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in


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the absence of its own gross negligence or
willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

          SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which successor shall (unless an Event of Default shall have occurred and be continuing) be reasonably acceptable to the Company. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor

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Agent, which successor shall (unless an Event of Default shall have occurred and be continuing) be reasonably acceptable to the Company, and which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          SECTION 7.09. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                                ARTICLE VIII

                          CHANGE IN CIRCUMSTANCES


          SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Loan, Euro-Dollar Loan or Money Market LIBOR Loan:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

          (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, to such Borrower as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of


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Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

          SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive promulgated on or after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank will use reasonable efforts to designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

          SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central


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central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency made or promulgated after the date hereof shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency (including any determination by any such authority, central bank or comparable agency that, for purposes of capital adequacy requirements, the Commitments hereunder do not constitute commitments with an original maturity of one year or less), has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time,

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within 15 days after demand by such Bank (with a copy to the Agent), the
Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

          (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will use reasonable efforts to designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

          SECTION 8.04. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) with respect to its CD Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer apply:

          (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

          (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.



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                                 ARTICLE IX

                       REPRESENTATIONS AND WARRANTIES
                          OF ELIGIBLE SUBSIDIARIES


          Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

          SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary.

          SECTION 9.02. Corporate and Governmental Authorization; No Contravention. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

          SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


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                                 ARTICLE X

                                  GUARANTY


          SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

          SECTION 10.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

          (b) any modification or amendment of or supplement to this Agreement or any Note;

          (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

          (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

          (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this

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     Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

          (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.


          SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

          SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

          SECTION 10.05. Subrogation. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable under this Agreement have been paid in full.

          SECTION 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

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                                 ARTICLE XI

                               MISCELLANEOUS


          SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices under Article II or Article VIII shall not be effective until received.

          SECTION 11.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 11.03. Expenses; Indemnification. (a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel (which counsel may be an employee of such Bank), in connection with such Event of


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Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

          (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each, an "indemnitee") and hold each indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel (which counsel may be an employee of such indemnitee), which may be incurred by such indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or breach of its obligations under this Agreement as determined by a court of competent jurisdiction.

          SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

          SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no

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such amendment or waiver shall, unless signed by all the Banks, (i)
increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any scheduled reduction or termination of any Commitment, or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (v) modify any provision of
Article X in any material respect; provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) change the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

          SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

          (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii) or (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other

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transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

          (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent, such consent not to be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that any assignment shall not be less than $5,000,000, or if less, shall constitute an assignment of all of such Bank's rights and obligations under this Agreement and the Notes. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 2.17.

          (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

          (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such

                               Page 86 of 124
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



transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

          SECTION 11.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 11.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          SECTION 11.09. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

          SECTION 11.10. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, EACH OTHER BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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




          SECTION 11.11. Confidentiality. Each Bank agrees to exercise all reasonable efforts to keep any information delivered or made available by a Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank,
(ii) to its affiliates and its and their officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking practices and who receive such information having been made aware of the restrictions set forth in this Section, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (v) which has been publicly disclosed, (vi) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, or their respective affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.11.


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



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 WITCO CORPORATION


                                 By
                                     --------------------------
                                     Title: Vice President and
                                             Treasurer

                                 One American Lane
                                 Greenwich, Connecticut 06831-2559
                                 Attention:  Corporate Treasurer
                                 Facsimile number:  (203) 552-2868

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



$330,000,000                     MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK


                                 By
                                   ----------------------------
                                   Title:

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



$45,000,000                      THE CHASE MANHATTAN BANK, N.A.


                                 By
                                   ----------------------------
                                   Title:

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



$37,500,000                      ABN AMRO BANK N.V., NEW YORK BRANCH


                                 By
                                   ----------------------------
                                   Title:

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



$37,500,000                      BANK OF AMERICA ILLINOIS


                                 By
                                   ----------------------------
                                   Title:

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



$37,500,000                      CITIBANK, N.A.


                                 By
                                   ----------------------------
                                   Title:

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



$37,500,000                      COMMERZBANK AG, NEW YORK
                                     AND/OR CAYMAN ISLANDS BRANCH


                                 By
                                   ----------------------------
                                   Title:

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



$37,500,000                      DEUTSCHE BANK AG, NEW YORK
                                     AND/OR CAYMAN ISLANDS BRANCH


                                 By
                                   ----------------------------
                                     Title:

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



$37,500,000                      MELLON BANK, N.A.


                                 By
                                   ----------------------------
                                     Title:

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



$37,500,000                      SHAWMUT BANK, N.A.


                                 By
                                   ----------------------------
                                     Title:

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



$37,500,000                      THE SUMITOMO BANK, LIMITED, NEW YORK
                                 BRANCH


                                 By
                                   ----------------------------
                                   Title:

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



=================
Total Commitments

$675,000,000
=================


                                 MORGAN GUARANTY TRUST COMPANY
                                     OF NEW YORK, as Agent


                                 By ----------------------------
                                    Title:

                                 60 Wall Street
                                 New York, New York  10260-0060
                                 Attention: Credit Administrator
                                 Telex number: 177615
                                 Facsimile number:  (212) 648-5018





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



                                                                  EXHIBIT A
                                                    TO THE CREDIT AGREEMENT




                                    NOTE



                                                       New York, New York
                                                                         , 19


          For value received, [name of relevant Borrower], a [relevant Borrower's jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

          All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

          This note is one of the Notes referred to in the Credit Agreement dated as of October 18, 1995 among Witco Corporation, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with

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



the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

          [The payment in full of the principal and interest on this note has, pursuant to the provisions of the Credit Agreement, been unconditionally guaranteed by Witco Corporation.]

                                   [NAME OF RELEVANT BORROWER]



                                    By
                                      --------------------------
                                      Name:
                                      Title:



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




                               Note (cont'd)


                      LOANS AND PAYMENTS OF PRINCIPAL




------------------------------------------------------------------

                                   Amount of
             Amount of   Type of   Principal    Maturity   Notation
   Date        Loan       Loan      Repaid       Date      Made By
------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------

------------------------------------------------------------------





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



                                                                EXHIBIT B-1
                                                    TO THE CREDIT AGREEMENT



                    OPINION OF CRAVATH, SWAINE & MOORE,
                      SPECIAL COUNSEL FOR THE COMPANY




                                                           [Effective Date]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have acted as counsel for Witco Corporation (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of October 18, 1995 among the Company, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and other instruments and have conducted such investigations of law as we have deemed necessary or advisable for purposes of this opinion. We have assumed, with your permission, that the signatures on all the documents that we have examined are genuine.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted.


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



          2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of the Credit Agreement as an exhibit to reports filed with the Securities and Exchange Commission) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company.

          3. The Credit Agreement constitutes a valid and binding agreement of each Borrower and each Note constitutes a valid and binding obligation of the relevant Borrower.

          The foregoing opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                   Very truly yours,

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



                                                                EXHIBIT B-2
                                                    TO THE CREDIT AGREEMENT



                     OPINION OF DUSTAN E. McCOY, ESQ.,
                       GENERAL COUNSEL OF THE COMPANY




                                                           [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I am General Counsel of Witco Corporation (the "Company"). This opinion is being rendered to you pursuant to Section 3.01(c) of the Credit Agreement dated as of October 18, 1995 (the "Credit Agreement") among the Company, the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and officers of the Company and its Subsidiaries and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion. I have assumed, with your permission, that the signatures (other than those of officers of the Company) on all the documents that I have examined are genuine.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The execution, delivery and performance by the Company of the Credit Agreement and the Notes do not contravene, or constitute a default under, any agreement or instrument evidencing Debt of the Company or, to the best of my knowledge, any other agreement, judgment, injunction,

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



order, decree or other instrument binding upon the Company or, to the best of my knowledge, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          2. The Company is a corporation duly incorporated under the laws of the State of Delaware. Each of the Company's Subsidiaries which is a "significant subsidiary" within the meaning of Regulation S-X of the Securities and Exchange Commission is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers required to carry on its business as now conducted.

          3. Except as disclosed in the Filed SEC Documents, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes. For the purposes hereof, I have not regarded an action, suit or proceeding to be "threatened" against the Company or any of its Subsidiaries unless the potential litigant has manifested to the management of the Company in writing an intention to institute the same.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without my prior written consent.

                                       Very truly yours,

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



                                                                  EXHIBIT C
                                                    TO THE CREDIT AGREEMENT




                                OPINION OF
                  DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                               FOR THE AGENT




                                                           [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 18, 1995 among Witco Corporation, a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

          We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, we are of the opinion that:

          1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the corporate powers of the Company and have been duly authorized by all necessary corporate action.


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




          2. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

          This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                            Very truly yours,


                              Page 109 of 124
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



                                                     EXHIBIT D
                                       TO THE CREDIT AGREEMENT



             ASSIGNMENT AND ASSUMPTION AGREEMENT




          AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"),
WITCO CORPORATION (the "Company") and MORGAN GUARANTY TRUST
COMPANY OF NEW YORK, as Agent (the "Agent").

                     W I T N E S S E T H


          WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of October 18, 1995 among the Company, the Eligible Subsidiaries referred to therein, the Assignor and the other Banks party thereto, as Banks, and the Agent (as the same may be amended or modified from time to time, the "Credit Agreement");

          WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed
$----------;

          WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

          WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit
Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned
Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

          SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

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




          SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Company and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

          SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

          [SECTION 4. Consent of the Company and the Agent.
This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 11.06(c) the Borrower agrees to execute and



--------

          * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee.

                       Page 111 of 124
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



deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

          SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

          SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                              [ASSIGNOR]


                              By_________________________
                                 Name:
                                 Title:



                              [ASSIGNEE]


                              By__________________________
                                 Name:
                                 Title:



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




                              [WITCO CORPORATION


                              By__________________________
                                 Name:
                                 Title:


                              MORGAN GUARANTY TRUST COMPANY
                                 OF NEW YORK


                              By__________________________
                                 Name:
                                 Title:]


                       Page 113 of 124
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



                                                   EXHIBIT E
                                     TO THE CREDIT AGREEMENT




             Form of Money Market Quote Request



                                                      [Date]



To:       Morgan Guaranty Trust Company of New York
          (the "Agent")

From:     [Name of Relevant Borrower]

Re: Credit Agreement (the "Credit Agreement") dated as of October 18, 1995 among Witco Corporation, the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof and the Agent

          We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount*                   Interest Period**

$

          Such Money Market Quotes should offer a Money
Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]


--------

          * Amount must be $5,000,000 or a larger multiple of $1,000,000.

          ** Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.


                       Page 114 of 124
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




          Terms used herein have the meanings assigned to them in the Credit Agreement.


                              [Name of Relevant Borrower]



                              By________________________
                                 Name:
                                 Title:



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



                                                   EXHIBIT F
                                     TO THE CREDIT AGREEMENT





         Form of Invitation for Money Market Quotes



To:  [Name of Bank]

Re:  Invitation for Money Market Quotes to [Name of
     Borrower] (the "Borrower")


          Pursuant to Section 2.03 of the Credit Agreement dated as of October 18, 1995 among Witco Corporation, the Eligible Subsidiaries referred to therein, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                      Interest Period


$


          Such Money Market Quotes should offer a Money
Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

          Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] (New York City time) on [date].


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By______________________
                                  Authorized Officer



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



                                                   EXHIBIT G
                                     TO THE CREDIT AGREEMENT





                 Form of Money Market Quote



To:  Morgan Guaranty Trust Company of New York, as Agent

Re:  Money Market Quote to [Name of Borrower] (the
     "Borrower")

          In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:

     -----------------------------
3.   Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest
     Periods and at the following rates:


Principal      Interest      Money Market
Amount**       Period***     [Margin****] [Absolute Rate*****]

$

$



        [Provided, that the aggregate principal amount of Money
        Market Loans for which the above offers may be accepted shall not exceed $____________.]**

----------

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                       Page 117 of 124
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




             (notes continued on following page)

                      We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of October 18, 1995 among Witco Corporation, the Eligible Subsidiaries referred to therein, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                   Very truly yours,

                                   [NAME OF BANK]


Dated:_______________              By:__________________________
                                      Authorized Officer



----------

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest
1/10,000th of 1%).

                       Page 118 of 124
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



                                                   EXHIBIT H
                                     TO THE CREDIT AGREEMENT





               FORM OF ELECTION TO PARTICIPATE



                                             ___________, 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for
  the Banks named in the Credit
  Agreement dated as of October 18, 1995
  among Witco Corporation,
  the Eligible Subsidiaries referred to therein, such Banks and such Agent (the
  "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article IX of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were a signatory party thereto.

          The address to which all notices to the
undersigned under the Credit Agreement should be directed is:

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




This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]



                              By____________________________
                                   Title:


          The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                              Witco Corporation



                              By____________________________
                                Name:
                                Title:


          Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent



                              By____________________________
                                Name:
                                Title:

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



                                                   EXHIBIT I
                                     TO THE CREDIT AGREEMENT




                FORM OF ELECTION TO TERMINATE



                                             ___________, 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for
  the Banks named in the Credit
  Agreement dated as of October 18, 1995
  among Witco Corporation,
  the Eligible Subsidiaries referred to therein, such Banks and such Agent (the
  "Credit Agreement")

Dear Sirs:

          Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

          The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

                       Page 121 of 124
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




          This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                              Very truly yours,

                              [NAME OF ELIGIBLE SUBSIDIARY]



                              By_______________________
                                   Title:

          The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                              Witco Corporation


                              By_________________________
                                Name:
                                Title:



          Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By__________________________
                                Name:
                                Title:

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



                                                   EXHIBIT J
                                     TO THE CREDIT AGREEMENT



                         OPINION OF
                  COUNSEL FOR THE BORROWER
            (BORROWINGS BY ELIGIBLE SUBSIDIARIES)



                                       [Dated as provided
                                       in Section 3.03 of
                                       the Credit Agreement]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

          I am counsel to [name of Eligible Subsidiary], a jurisdiction of incorporation] corporation (the "Borrower") and give this opinion pursuant to Section 3.03(b) of the Credit Agreement (the "Credit Agreement") dated as of
October 18, 1995 among Witco Corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof and Morgan Guaranty
Trust Company of New York, as Agent. Terms defined in the
Credit Agreement are used herein as therein defined.

          I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

          Upon the basis of the foregoing, I am of the opinion that:

          1. The Borrower is a corporation duly
incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary.


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


          2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

          3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

          4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                              Very truly yours,


                       Page 124 of 124
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